UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2004

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	333-84934	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

ITEM 5. OTHER EVENTS.

World Health Alternatives, Inc. (the “Company”) announced that it plans to undertake a private placement equity financing involving the sale of units consisting of shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock. It is anticipated that the net proceeds from the private placement will be used in part to finance the Company’s acquisition of Pulse Healthcare Staffing, Inc. and its pending acquisition of Curley and Associates, LLC, to repay certain indebtedness of the Company and for general corporate purposes.

The Company’s press release with respect to the private placement of its securities is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of World Health Alternatives, Inc., dated June 23, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By	/s/ Richard E. McDonald
Richard E. McDonald
President,
Principal Financial Officer
Principal Accounting Officer
Chairman of the Board of Directors

Date: June 23, 2004

3